                                     Registration No. 333-______
As filed with the Securities and Exchange Commission on
                      August 12, 1999
________________________________________________________________
          SECURITIES AND EXCHANGE COMMISSION
                WASHINGTON, D.C.  20549
        _______________________________________
                       FORM S-8
             REGISTRATION STATEMENT UNDER
              THE SECURITIES ACT OF 1933
        _______________________________________

                  BCSB BANKCORP, INC.
_______________________________________________________________
     (Exact Name of Registrant as Specified in Its Charter)

   MARYLAND                                    52-2108333
______________________                   _____________________
(State or Other Jurisdiction of          (I.R.S. Employer
Incorporation or Organization)           Identification No.)

                     4111 EAST JOPPA ROAD
                    BALTIMORE, MARYLAND 21236
               ____________________________________
              (Address of Principal Executive Offices)

    BCSB BANKCORP, INC. MANAGEMENT RECOGNITION PLAN
      BCSB BANKCORP, INC. 1999 STOCK OPTION PLAN
________________________________________________________________


               (Full Title of the Plans)

            GARY C. LORADITCH, PRESIDENT
                 BCSB BANKCORP, INC.
                4111 EAST JOPPA ROAD
              BALTIMORE, MARYLAND 21236
        ____________________________________
       (Name and Address of Agent For Service)

                   (410) 256-5000
_____________________________________________________________
(Telephone Number, Including Area Code, of Agent For Service)

                     COPIES TO:
              JOEL E. RAPPOPORT, ESQUIRE
              DANIEL L. HOGANS, ESQUIRE
          HOUSLEY KANTARIAN & BRONSTEIN, P.C.
           1220 19TH STREET N.W., SUITE 700
                WASHINGTON, D.C.  20036
                    (202) 822-9611

                CALCULATION OF REGISTRATION FEE

===================================================================================
    Title Of           Proposed Maximum     Proposed Maximum          Amount Of
Securities To Be         Amount To Be        Offering Price      Aggregate Offering       Registration
  Registered              Registered           Per Share               Price                  Fee
----------------------------------------------------------------------------------
Common Stock,
   $.01 par value         320,124               $8.00                $2,560,992              $711.96
     per share
======================================================================================================

(1) Maximum number of shares issuable under the BCSB Bankcorp, Inc. Management Recognition
    Plan (91,464  shares) and the BCSB Bankcorp, Inc. 1999 Stock Option Plan (228,660
    shares), as such amounts may be increased in accordance with said plans in the event of a merger, consolidation, recapitalization or similar event involving the
    Registrant.
(2) Under Rule 457(h) the registration fee may be calculated, inter alia, based upon the exercise price of options already granted ($8.00) and, for the remaining shares, the average of the high and low selling prices of the common stock of the Registrant as reported on the National Association of Securities Dealers Automated Quotation,
    National Market on August 9, 1999 of $8.00 per share ($2,560,992 in the aggregate).

                        PART I

          INFORMATION REQUIRED IN THE SECTION
                   10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*
------

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
------   INFORMATION*

    *Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the BCSB Bankcorp, Inc. Management Recognition Plan and the BCSB Bankcorp, Inc. 1999 Stock Option Plan (together, the "Plans") in accordance with Rule 428(b)(1). In accordance with Note to Part I of Form S-8, such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements.

                       PART II

  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
------
    BCSB Bankcorp, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address for the Commission's Web site is "http://www.sec.gov".

    The following documents are incorporated by reference in this Registration Statement:

    (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1998 (Commission File No. 0-
24589).

    (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1998 (Commission File No. 0-
24589).

    (C) The Company's Quarterly Report on Form 10-QSB for the quartet ended March 31, 1999 (commission File No. 0-24589).

    (d) The description of the Company's securities contained in the Company's Prospectus dated May 14, 1998.

    ALL DOCUMENTS SUBSEQUENTLY FILED BY THE COMPANY PURSUANT
TO SECTIONS 13(A), 13(C), 14, AND 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AFTER THE DATE HEREOF AND PRIOR TO THE TERMINATION OF THE OFFERING OF THE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE ("COMMON STOCK") SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT, AND TO BE A PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS.

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ITEM 4.  DESCRIPTION OF SECURITIES
------
       Not applicable, as the Common Stock is registered under
Section 12 of the Securities Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
------
       Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
------
    Federal Regulations define areas for indemnity coverage by Baltimore County Savings Bank, F.S.B. (the "Bank") as follows:

    (a) Any person against whom any action is brought or threatened because that person is or was a director or officer of the Bank shall be indemnified by the Bank, as the case may be, for:

         (i) Any amount for which such person becomes liable under a judgment in such action; and

         (ii) Reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by such person in defending or settling such action, or in enforcing his or her rights to indemnification if the person attains a favorable judgment in such enforcement action.

    (b) Indemnification provided for in subparagraph (a) shall be made to such officer or director only if the requirements of this subparagraph are met:

         (i)   The Bank shall make the indemnification
         provided by subparagraph (a) in connection with any such action which results in a final judgment on the merits in favor of such officer or director.

         (ii)  The Bank shall make the indemnification
         provided by subparagraph (a) in case of settlement of such action, final judgment against such director or officer or final judgment in favor of such direc-

         tor or officer other than on the merits, if a majority of the disinterested directors of the Bank determines that such a director or officer was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose which he or she could reasonably have believed under the circumstances was in the best interest of the Bank or its members.

    (c)  As used in this paragraph:

         (i) "action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

         (ii) "final judgment" means a judgment, decree, or order which is not appealable and as to which the period for appeal has expired with no appeal taken;

         (iii) "settlement" includes the entry of a judgment by consent or by confession or a plea of guilty or nolo contendere.

    Office of Thrift Supervision regulations subject the small business issuer to the same indemnification regulations applicable to the Bank and described above.

    The Bank has a directors and officers liability policy providing for insurance against certain liabilities incurred by directors and officers of the Bank while serving in their capacities as such.

         In addition, the Association has a directors' and officers' liability policy providing for insurance against certain liabilities incurred by directors and officers of the Association while serving in their capacities as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
------
      Not Applicable.

ITEM 8.  EXHIBITS
------
    For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

ITEM 9.  UNDERTAKINGS
------
    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement --

              (i)  To include any prospectus required by
    Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any additional or changed material information on to the plan of distribution; provided, however, that paragraphs (a)(1)(i) and
    (a)(1)(ii) do not apply if the registration statement is on Form S-3 or S-8, and the information required to be included in a post-effective amendment is incorporated by reference from the periodic reports filed by the small business issuer under the Securities Exchange Act of 1934.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Baltimore, State of Maryland, on August 10, 1999.

                        BCSB BANKCORP, INC.


                        By:/s/ Gary C. Loradith
                           -----------------------------------
                           Gary C. Loraditch
                           President and Chief Executive Officer
                           (Duly Authorized Representative)

                  POWER OF ATTORNEY

    We, the undersigned Directors of BCSB Bankcorp, Inc., hereby severally constitute and appoint Gary C. Loraditch, who may act, with full power of substitution, our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Gary C. Loraditch, who may act, may deem necessary or advisable to enable BCSB Bankcorp, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of BCSB Bankcorp, Inc. common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below, the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Gary C. Loraditch shall do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

  Signatures                            Title                          Date
  ----------                            -----                          ----
/s/ Gary C. Loraditch               President and Chief            August 10, 1999
-------------------------------     Executive Officer
Gary C. Loraditch                (Principal Executive Officer)

/s/ Bonnie M. Klien              Vice President and Treasurer      August 10, 1999
-------------------------------  (Principal Financial and
Bonnie M. Klien                      Accounting Officer)

/s/ William M. Loughran             Senior Vice President          August 10, 1999
-------------------------------           and Director
William M. Loughran

/s/ Henry V. Kahl                   Chairman of the Board          August 10, 1999
-------------------------------           of Director
Henry V. Kahl

/s/ H. Adrian Cox                    Vice Chairman of the          August 10, 1999
-------------------------------        Board of Director
H. Adrian Cox

/s/ P. Louis Rohe                           Director               August 10, 1999
-------------------------------
P. Louis Rohe

/s/ Frank W. Dunton                         Director               August 10, 1999
-------------------------------
Frank W. Dunton

/s/ John Panzer, Jr.                        Director               August 10, 1999
-------------------------------
John Panzer, Jr.

                   INDEX TO EXHIBITS






Exhibit         Description

  5.1           Opinion of Housley Kantarian & Bronstein, P.C.
                as to the validity of the Common Stock being registered

 23.1           Consent of Housley Kantarian & Bronstein, P.C.
                (appears in their opinion filed as Exhibit 5.1)

 23.2           Consent of Anderson Associates, LLP

 24 Power of Attorney (contained in the signature page to this registration statement)

 99.1 BCSB Bankcorp, Inc. Management Recognition Plan and associated trust agreement

 99.2           BCSB Bankcorp, Inc. 1999 Stock Option Plan

 99.3 Form of Stock Option Agreement to be entered into with Optionees with respect to Incentive
                Stock Options granted under the BCSB Bankcorp,
                Inc. 1999 Stock Option Plan

 99.4 Form of Stock Option Agreement to be entered into with Optionees with respect to Non-
                Incentive Stock Options granted under the BCSB
                Bankcorp, Inc. 1999 Stock Option Plan

 99.5 Form of Agreement to be entered into with Optionees with respect to Stock Appreciation
                Rights granted under the BCSB Bankcorp, Inc.
                1999 Stock Option Plan

 99.6           Notice of MRP Award

 99.7 Memorandum concerning taxation of MRP Awards, and associated election form